Universal Life Insurance Company
33 Calle Bolivia Piso #6
San Juan, PR 00917
PO Box 2171
San Juan, Puerto Rico 00922-2171

T: (787) 706-7095
Fax: (787) 625-7379
www.universalpr.com

UNIVERSAL VIA Variable Investment Annuity™

Universal Variable Investment Annuity Application

Individual Flexible Purchase Payment Deferred Annuity
Minimum Initial Purchase Payment of $10,000 for Non-Qualified and $5,000 for Qualified.

CONTRACT TYPE

☐ **NON-QUALIFIED** ☐ **QUALIFIED** ☐ **IRA** ☐ **ROTH IRA** ☐ **KEOGH** ☐**OTHER**____________________

PURCHASE PAYMENT

Amount: $________ $10,000 initial minimum for Non-Qualified and $5,000 for Qualified. A copy of this application properly signed by the registered representative will constitute receipt of the dollar amount specified. If this application is declined by Universal Life Insurance Company, there will be no liability on the part of Universal Life Insurance Company, and any payments submitted with this application will be refunded.

Payment Submitted Via: ☐ Check ☐ Wire ☐ IRA Rollover ☐ IRA Contribution ☐ 1035(a) Exchange (US) ☐ 1112(b)(9) Exchange (PR)

PARTIES TO THE CONTRACT

Contract Owner (Must be a resident of Puerto Rico*)

Last Name: ______________________ First Name: ______________________ MI: ______

Address: ____

Postal Address:____

Date of Birth: ______________Sex ☐ M ☐ F Soc. Sec. No. or Tax ID: ______________________

Daytime Phone Number ______________________

Employer/Trust: ______________________Brokerage Account: ______________________

Customer Identification: ID Type: ______________________ Name on ID: ______________________

ID Number: ______________ Issue Date: ______________ Expiration Date: ______________

Occupation: (For Owner)

Employer:______________________ Employer Address: ______________________

Title: ______________________ Phone: ( ) ______________________

☐**Joint Owner** (Joint Owners must be residents of Puerto Rico*) Not available for GLWB Rider.

Last Name: ______________________ First Name: ______________________ MI: ______

Address: ____

Date of Birth: ______________ Sex ☐ M ☐ F Soc. Sec. No. or Tax ID: ______________________

Customer Identification: ID Type: ______________________ Name on ID: ______________________

ID Number: ______________ Issue Date: ______________ Expiration Date: ______________

Occupation: (For Joint Owner)

Employer:______________________ Employer Address: ______________________

Title: ______________________ Phone: ( ) ______________________

Annuitant (If different from Owner) (Must be age 85 or younger and Resident of Puerto Rico*)

Last Name: ______________________________________ First Name: ______________________________ MI: ________

Address: ____

Postal Address:____

Date of Birth: _____________ Sex ☐ M ☐ F Soc. Sec. No. or Tax ID: ____________________________________

Daytime Phone Number _____________________

Customer Identification: ID Type: ________________________ Name on ID: ___________________________________

ID Number: _____________________ Issue Date: ____________________ Expiration Date: __________________

☐ **Joint Annuitant** (Must be age 85 or younger and Resident of Puerto Rico). Not available for GLWB Rider.

Last Name: ______________________________________ First Name: ______________________________ MI: ________

Address: ____

Date of Birth: ________________ Sex ☐ M ☐ F Soc. Sec. No. or Tax ID: ________________

Customer Identification: ID Type: _________________________ Name on ID: ___________________________________

ID Number: _____________________ Issue Date: ____________________ Expiration Date: __________________

Beneficiaries (Whole Percentage Only: Allocation to all Primary Beneficiaries must equal 100%; Allocation to all Contingents must also equal 100 % (for additional beneficiaries, please add specified letter).

Primary	Contingent	Print Full Name (Last, First, MI)	Allocation	Relationship	Soc. Sec. No.	Date of Birth
☐		__________________________________	________%	___________	________________	____________
☐	☐	__________________________________	________%	___________	________________	____________
☐	☐	__________________________________	________%	___________	________________	____________
☐	☐	__________________________________	________%	___________	________________	____________
☐	☐	__________________________________	________%	___________	________________	____________

*In the event of the death of any party to the Contract including, but not limited to, the Contract Owner (or any Joint Owner) and the Annuitant (or any Co - Annuitant or Joint annuitant), the rights of any remaining parties under the Contract and the heirs of the deceased party with respect to the Contract and payments hereunder will be subject at all times to the applicable estate laws of the Commonwealth of Puerto Rico, including those provisions relating to forced heirs. Any payments required to be made by Universal Life Insurance Company under the Contract (including payment of the Death Benefit) after the death of any party to the Contract will be made by Universal Life Insurance Company in accordance with the applicable estate laws of the Commonwealth of Puerto Rico, and any such payments will be processed after Universal Life Insurance Company shall have received proof of death and any required court or other documents involving to the estate of the deceased party to the Contract. Contract Owners and prospective Contract Owners are urged to consult their legal adviser to discuss any implications that Puerto Rico estate laws may have respect to other parties to the Contract and respect to the prospective heirs of such Contract Owner or prospective Contract Owners.

Important Information about Procedures for Opening a New Account

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

CONTRACT OPTIONS

DEATH BENEFIT OPTION

Only one option may be elected. (Enhanced Death Benefit options increase the Variable Account charge on your Contract).

☐ Standard Death Benefit

☐ One Year Enhanced Death Benefit (Only available to Owner/Joint-Owner age 70 or younger)

If no box is checked, the Death Benefit will be the Standard Death Benefit.

SURRENDER SCHEDULE

Only one option may be elected at time of application

☐ Regular CDSC Schedule (default if nothing checked) 9 year declining surrender charge schedule.

☐ L– Schedule CDSC Option (4 year declining surrender charge schedule). For an additional charge at an annualized rate of 0.35%.

LIVING BENEFIT OPTION

Only one option may be elected at time of application, available at an additional annual cost. Benefits may be subject to age and other restrictions.

Guaranteed Lifetime Withdrawal Benefit (GLWB) *"Income for Life Rider"* - Joint Owners and Joint Annuitant are not allowed if benefit is selected. **For this option, the Annuitant is also the Owner(Except in the case of non-natural owners)**.

☐**Option A.** ***Income for Life Conservative-*** Annual charge of 1.15% on the Total Withdrawal Base. Available funds under this option: Conservative Asset Allocation Portfolio and Money Market Portfolio.

☐**Option B**. ***Income for Life Moderate-*** Annual charge of 1.50% on the Total Withdrawal Base. Available funds under this option: Moderate Asset Allocation Portfolio, Conservative Asset Allocation and Money Market Portfolio.

Guaranteed Minimum Accumulation Benefit (GMAB) *"Principal Protection Rider"*.

☐**Option A**. ***Principal Protection 15-*** Annual charge of 0.95% of the Guarantee Future Value, if the Guarantee Future Value Date is 15 years.

☐**Option B.** ***Principal Protection 13***- Annual charge of 1.35% of the Guarantee Future Value, if the Guarantee Future Value Date is 13 years.

Please refer to the prospectus addendum for more information on GLWB and GMAB charges.

Moderate Growth Portfolio, Growth Asset Portfolio and International Growth Portfolio are not available with the GLWB and GMAB Riders.

UNIVERSAL VIA INVESTMENT CHOICES

________% Conservative Asset Portfolio

________% Moderate Asset Portfolio

________% Moderate Growth Asset Portfolio

________% Growth Asset Portfolio

________% International Growth Portfolio

________% Money Market Portfolio

SPECIAL PROGRAMS

TELEPHONE TRANSFER AUTHORIZATION

☐ I authorize the Company to act on transfer instructions given by telephone from the client, financial representative or any other person who can furnish proper identification. A security check will be performed prior to transacting the telephone transfer.

I understand that neither Universal Life nor any other person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if the company acted on telephone transfer instructions in good faith in reliance of this authorization.

AUTOMATIC REBALANCING

☐ I authorize the Company to rebalance all of my variable funds in my contract per the percentages indicated on the purchase payment allocation page of the application. All variable funds in your contract will be included in the rebalancing unless you specifically request that the fund be excluded.

Indicate below the frequency of the Automatic Rebalancing Program:

☐ Quarterly ☐ Semi-Annual ☐ Annual

DOLLAR COST AVERAGING

☐ I authorize the Company to transfer an amount each month as indicated below. Transfers are available from the following variable investment options. Please make the first transfer on: ___/___/_____

Length of Transfer Period (Check One)
☐ Indefinitely (or as long as the funds have balances.)
☐ ______ Months

(From) Source Fund:
☐ Conservative Asset Portfolio
☐ Moderate Asset Portfolio
☐ Moderate Growth Asset Portfolio
☐ Growth Asset Portfolio
☐ International Growth Asset Portfolio
☐ Money Market Portfolio

Moderate Growth Portfolio, Growth Asset Portfolio and International Growth Portfolio are not available with the GLWB and GMAB Riders.

Monthly Amount or Percentage ____________________

(To) Destination Fund ____________________________________ Monthly Amount or Percentage ____________________
(To) Destination Fund ____________________________________ Monthly Amount or Percentage ____________________
(To) Destination Fund ____________________________________ Monthly Amount or Percentage ____________________
(To) Destination Fund ____________________________________ Monthly Amount or Percentage ____________________
(To) Destination Fund ____________________________________ Monthly Amount or Percentage ____________________

All Dollar Cost Averaging Transactions will be confirmed on quarterly statements. Please review the information in these statements carefully. All errors or corrections must be reported to Universal Life immediately to assure proper crediting to your contract. Universal Life will assume all transactions are accurate unless notified within 30 days after you have received your quarterly statement.

The underlying investment options listed on this application are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.

CONTRACT OWNER SIGNATURES

☐ Yes ☐ No Do you have existing life insurance or annuity contracts?
☐ Yes ☐ No Will the applied for Contract replace any existing life insurance or annuity contracts?

CONTRACT OWNER'S E-MAIL ADDRESS____

☐ Yes ☐ No Was the application signed in Puerto Rico?
☐ Yes ☐ No Do you currently have other affiliations with Universal Insurance Group?

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

I understand the purpose and intent of this Contract is to offer benefits to single individuals and their beneficiaries. I hereby acknowledge that this Contract will not be used with other contracts issued by Universal Life Insurance Company to cover a single life with more than $1 million in premium without permission from Universal Life Insurance Company, and that I do not represent a corporate entity or institutional investor. I do not intend to assign any benefits under this contract to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions to be accurate and complete. I acknowledge that I have received and understand the current Prospectus for this variable annuity Contract.

I/We hereby represent that all parties to the Contract are residents of Puerto Rico and not citizens of the United States, unless such citizenship was acquired solely by reason of (1) being a citizen of Puerto Rico, or (2) birth or residence within Puerto Rico.

Notice: Any person who knowingly and with the intention to defraud includes false information in an application for insurance or file, assist or abet in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) year, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years. The violation of the dispositions of this Article will entail the imposition of an administrative fine that will not be smaller of one thousand ($1,000) dollars nor greater than five thousand ($5,000).

CONTRACT OWNER:______________________________ DATE________ JOINT OWNER:____________________________
Signature Signature

ANNUITANT: ________________________________ DATE________ JOINT-ANNUITANT ____________________________
Signature Signature

AUTHORIZED REPRESENTATIVE INFORMATION *Contact your home office for program information*

Please choose a option: A: ☐ No-Trail B: ☐ Trail C: ☐ Level Trail

NAME ____
(Please Print)

AUTHORIZED REPRESENTATIVE SS#____

FIRM NAME ____________________________________ PHONE (________)____________________

ADDRESS ____

____

AUTHORIZED REPRESENTATIVE____
Signature